Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (this “Agreement”) is made and entered into as of the 30th day of November, 2017 by and among Power Solutions International, Inc., a Delaware corporation (the “Company”), and Weichai America Corp., an Illinois corporation (the “Purchaser”).

WHEREAS, the Company and the Purchaser have previously entered into that certain Share Purchase Agreement dated as of March 20, 2017 (the “Purchase Agreement”). Capitalized terms that are used but not defined herein shall have the meanings accorded to such terms in the Purchase Agreement.

WHEREAS, pursuant to terms of the Purchase Agreement, the Company issued to the Purchaser (i) 2,728,752 shares of Company Common Stock, (ii) 2,385,624 shares of Series B Preferred Stock (convertible into 4,771,248 shares of Company Common Stock), and (iii) the 2018 Warrant;

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Founder Stockholders and the Purchaser entered into that certain Stock Pledge Agreement;

WHEREAS, (i) the Company and the Purchaser wish to exchange the 2,385,624 shares of Series B Preferred Stock currently held by the Purchaser for 4,771,248 shares of Company Common Stock, and (ii) pursuant to the terms of the Amended and Restated Warrant in the form attached hereto as Exhibit A (the “Restated Warrant”), the Company and the Purchaser wish to amend and restate the 2018 Warrant to provide that the 2018 Warrant shall be exercisable for shares of Company Common Stock and to amend certain other terms of the 2018 Warrant (collectively, the “Exchange Transactions”); and

WHEREAS, in connection with the Exchange Transactions, the Stock Pledge Agreement shall be terminated.

NOW THEREFORE, in consideration of the foregoing recitals, and of the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.    Exchange Transactions.

(a)     Pursuant to the terms of this Agreement, the Purchaser hereby assigns and transfers to the Company 2,385,624 shares of Series B Preferred Stock (the “Exchange Preferred Stock”), and in consideration therefor, the Company hereby agrees to issue to Purchaser 4,771,248 shares of Company Common Stock (the “Exchange Common Stock”). The Purchaser and the Company hereby agree that all accrued and unpaid dividends with respect to the Exchange Preferred Stock shall be cancelled. Within two (2) Business Days following the date of this Agreement, the Company shall deliver to the Purchaser an original certificate representing the Exchange Common Stock, and the Purchaser shall deliver to the Company the original certificate representing the Exchange Preferred Stock, together with an assignment separate from certificate relating thereto.

(b)    The 2018 Warrant shall be amended and restated pursuant to the terms of the Amended and Restated Warrant in the form attached hereto as Exhibit A.

(c)    The Purchaser hereby agrees that the Stock Pledge Agreement is hereby terminated. Within two (2) Business Days following the date of this Agreement, the Purchaser shall deliver to the Founder Stockholders the original executed certificates representing the Company Common Stock previously pledged by the Founder Stockholders to the Purchaser pursuant to the Stock Pledge Agreement.

2.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

(a)    The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b)    The Company has the requisite corporate power to execute and deliver this Agreement and the other agreements to which it is a party. The execution, delivery and performance of this Agreement and the other agreements to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and upon its execution the other agreements to which the Company is a party shall have been, duly executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, subject to the limitation of such enforcement by the Enforceability Exceptions.

(c)    The Exchange Common Stock and the Amended and Restated Warrant have been duly authorized by all necessary corporate action of the Company. When issued in accordance with the terms hereof, the Exchange Common Stock will be validly issued, fully paid and nonassessable, free and clear of all Liens, except for restrictions on transfer imposed by applicable securities laws and the Transaction Documents.

(d)    The execution, delivery and performance of this Agreement, and the consummation by the Company of the Exchange Transactions, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the Amended and Restated Certificate of Incorporation or Bylaws of the Company, (ii) any Contract or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries are bound or (iii) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, other than in the case of clauses (ii) and (iii) as would not be reasonably expected to have a Material Adverse Effect.

3.    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a)    The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Illinois.

(b)    The Purchaser has the requisite corporate power to execute and deliver this Agreement and the other agreements to which it is a party. The execution, delivery and performance of this Agreement and the other agreements to which the Purchaser is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been, and upon its execution the other agreements to which the Purchaser is a party shall have been, duly executed and delivered by the Purchaser and are valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, subject to the limitation of such enforcement by the Enforceability Exceptions.

(c)    The Purchaser is the sole legal and beneficial owner of the Exchange Preferred Stock and the 2018 Warrant. The Purchaser has the right to transfer the Exchange Preferred Stock to the Company, free and clear of any Liens, and when transferred in accordance with the terms hereof, the Purchaser shall transfer the Exchange Preferred Stock to the Company, free and clear of any Liens.

(d)    The Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the issuance of the Exchange Common Stock is being made in reliance on a private placement exemption from registration under the Securities Act. The Purchaser is acquiring the Exchange Common Stock for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Securities in violation of the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Exchange Common Stock and is capable of bearing the economic risks of such investment. The Purchaser acknowledges that the Company is not current in its public filings with the U.S. Securities and Exchange Commission, and that the Purchaser has received such information regarding the Company as it requires in connection with its decision to consummate the transactions contemplated hereby.

4.    Miscellaneous. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter of this Agreement and hereby supersedes any and all prior representations, understandings and agreements, both oral or written, heretofore made among the parties with respect to the subject matter of this Agreement. No change, modification or waiver of any provisions of this Agreement shall be valid or binding unless it is in writing and signed by the parties intended to be bound thereby. No waiver of any breach, term or condition shall constitute a subsequent waiver of the same or any other breach, term or condition. This Agreement shall be governed by and construed exclusively in accordance with laws of the State of New York without regard to the choice of law principles thereof. Each party hereto acknowledges and agrees that the other party shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which such party is entitled at law or in equity. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, and permitted assigns. Each party shall pay its respective expenses incurred in connection with this Agreement and the transactions contemplated hereby. Section 7.02 (Notices) and 7.10 (Arbitration) in the Purchase Agreement will apply to this Agreement mutatis mutandis as if they were incorporated in this Agreement. For the convenience of the parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Receipt of an executed signature page to this Agreement by facsimile, PDF or other electronic transmission shall constitute effective delivery thereof.

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IN WITNESS WHEREOF, this Securities Exchange Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ John P. Miller
Name:	John P. Miller
Title:	Chief Executive Officer

WEICHAI AMERICA CORP.

By:	/s/ Huisheng Liu
Name:	Huisheng Liu
Title:	Chairman

[Signature Page to Securities Exchange Agreement]

EXHIBIT A

Amended and Restated Warrant

See attached.